Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 16, 2013, relating to the financial statements of Cohen & Steers MLP & Energy Opportunity Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

September 25, 2014